Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that AR Partners, LLC, a Delaware limited liability company, (the "Company") hereby constitutes and appoints each of Thomas W. Hildreth and Michael B. Tule, signing singly, the Company's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the Company, in the Company's capacity as a 10% holder of International Stem Cell Corporation ("ISCO'), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, Schedule 13D (including amendments thereto) in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and a Form ID, Uniform Application for Access Codes to File on Edgar;
(2)	do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, Schedule 13D, or Form ID and timely file such forms (including amendments thereto) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Company hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Company acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Company, are not assuming, nor is ISCO assuming, any of the Company's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.

The Company agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the Company to such attorney-in-fact. The Company also agrees to indemnify and hold harmless ISCO and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Company to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto), Schedule 13D (including amendments thereto), or Form ID and agrees to reimburse ISCO and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the Company regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Forms 3, 4 or 5 and Schedule 13D with respect to the Company holdings of and transactions in securities issued by ISCO, unless earlier (a) revoked by the Company in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of this 8th day of March 2012.

AR Partners, LLC By: /s/ Ruslan Semechkin Ruslan Semechkin, Manager

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

The foregoing instrument was acknowledged before me on March 08 , 2012, by Ruslan Semechkin, known to me to be the Manager of AR Partners, LLC., on behalf of the Company.

/s/ V. Pogrebinsky
Notary Public/Justice of the Peace My Commission Expires: 07/18/2014 (Seal)